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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: December 14, 1999
                        (Date of earliest event reported)



                           THOMAS & BETTS CORPORATION
             (Exact name of registrant as specified in its charter)


                  Tennessee                                   1-4682
         (State or Other Jurisdiction               (Commission File Number)
             of Incorporation)


                                   22-1326940
                        (IRS Employer Identification No.)


         8155 T&B Boulevard
         Memphis, Tennessee                                       38125
         (Address of Principal                                  (ZIP Code)
         Executive Offices)


               Registrant's Telephone Number, Including Area Code:
                                 (901) 252-8000


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ITEM 5.           OTHER EVENTS

         On December 14, 1999, Thomas & Betts Corporation (the "Registrant") announced in the press release attached as Exhibit 20 to this report and incorporated herein by reference that it estimates its fourth-quarter earnings per share could be as much as 40% below the current First Call consensus earnings expectation of $0.97. Thomas & Betts believes that a conservative estimate of its fourth-quarter 1999 net sales, given the unusual factors described in the press release, is approximately $640 million. In
1998's fourth quarter the Registrant reported net sales of $592 million.

         As described in the press release, the TOPS order entry conversion issues and additional costs identified in an accelerated year-end accounting close process are expected to impact the Registrant's business segments differently. The Registrant's Electrical segment, which ships the vast majority of its sales through the Registrant's distribution centers, will be more heavily impacted by the TOPS conversion than the accelerated-close issues. The Registrant expects that its Electronic OEM and Communications segments will be more heavily impacted by the accelerated-close issues than the TOPS conversion.

         An effect of the TOPS conversion is higher-than-normal backlog of shipments of approximately $50 million, which the Registrant is seeking to eliminate in the fourth quarter. The Registrant expects any backlog existing at the end of its fiscal year will ship in the first quarter of 2000. The remainder of the TOPS impact is expected to result from cancelled orders and freight expediting and other associated costs.

         Within this conservative forecast of its fourth quarter, the Registrant projects Electrical segment earnings at approximately $44 million and Electronic OEM and Communications segment earnings at approximately $16 million.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

 (c)     Exhibits

          20       Press Release of the Registrant dated December 14, 1999.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Thomas & Betts Corporation
                                     (Registrant)



                                     By:  /s/ JERRY KRONENBERG
                                              Jerry Kronenberg
                                     Title:   Vice President-General Counsel
                                              and Secretary

Date:  December 14, 1999

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                                  EXHIBIT INDEX

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
       EXHIBIT                   DESCRIPTION OF EXHIBITS
       -------                   -----------------------
         20         Press Release of the Registrant dated December 14, 1999.
